CONTACT:
Sara Sparling
Investor Relations
(888) 607-5399
(310) 664-9733


FOR IMMEDIATE RELEASE


                  SCOTTSDALE SCIENTIFIC CHANGES CORPORATE NAME
                        TO ALLERGY RESEARCH GROUP, INC.

                 TRADING SYMBOL TO CHANGE FROM "STDS" TO "ALRG"


Hayward, Calif., March 7, 2001 -- Dr. Stephen A. Levine, Ceo of Scottsdale Scientific / Allergy Research Group, Inc. (STDS), announced today that the corporate name had been changed to Allergy Research Group, Inc. and that effective Thursday, March 8th, the company would be trading under the symbol of "ALRG". The name change was approved by shareholders in December and was filed with the Florida Secretary of State on February 20, 2001.

         "I AM VERY EXCITED TO BE MAKING THIS ANNOUNCEMENT," REVEALED LEVINE. "ALLERGY RESEARCH GROUP HAS A VERY STRONG REPUTATION IN THE NUTRITIONAL FIELD THAT WILL NOW BE MORE EASILY ASSOCIATED WITH THE LARGER CORPORATE ENTITY."

The company is currently traded on the pink sheets and does not expect the name change to adversely affect the 10-SB filing that is currently awaiting approval from the SEC.


ABOUT ALLERGY RESEARCH GROUP, INC.

Allergy Research Group, Inc., is an innovative leader in nutraceutical research and product formulation. Since its inception in 1979, the company has been noted for quality, hypoallergenic nutritional supplements and supplies products to over 6,000 physicians and healthcare practitioners worldwide.

                                      # # #

The information contained in this news release, other than historical information, consists of forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Such statements regarding the timing of acquiring and developing new products, of bringing them on line and of deriving revenues and profits from them, as well as the effects of those revenues and profits on the company's margins and financial position, is uncertain because many of the factors affecting the timing of those items are beyond the company's control.